EXHIBIT 1


                             CSW SUMMARY OF SERVICES

Engineering and Construction

Consulting
Design Engineering
Power Quality
Predictive Maintenance
Energy Efficiency
Field Construction Support and Field Construction
Control System Integration and Engineering
Project Development (Small Cogeneration, Steam Production,
       Renewable Resources)
Production Facilities Operation
Instrument Engineering
Electrical Engineering Services
Mechanical Engineering Services
Civil Engineering Services
Procurement Activities

Environmental Services

Gas Emission Equipment Services
Continuous  Emission Monitoring System Services
Environmental  Laboratory Services
Environmental & Occupational Health Strategic Planning
Environmental & Occupational  Health  Permitting
Environmental & Occupational  Health  Management  Systems
Environmental  & Occupational  Health Compliance Management

Equipment Maintenance (limited to types of equipment used by CSW and its subsidiaries in their core utility business)

Equipment Maintenance, Repair, Overhaul, and Upgrades
Machine Shop Services
Vibration Analysis and Equipment Balancing
Welding and Fabrication
Field Consulting, Service, Repair, Welding, and Machining